Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

By and Among

PLATINUM RESEARCH ORGANIZATION, INC.

and the

INVESTORS NAMED HEREIN

September 22, 2008

i

ARTICLE V TERMINATION		15

ARTICLE VI MISCELLANEOUS		15

6.1	SEVERABILITY	15

6.2	ENTIRE AGREEMENT	15

6.3	INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES	16

6.4	SUCCESSORS AND ASSIGNS	16

6.5	COUNTERPARTS; FACSIMILE SIGNATURES	16

6.6	REMEDIES	16

6.7	NOTICES	17

6.8	GOVERNING LAW; WAIVER OF JURY TRIAL	17

6.9	FURTHER ASSURANCES	18

6.10	CONFLICTING AGREEMENTS	18

6.11	NO THIRD PARTY RELIANCE	18

ii

REGISTRATION RIGHTS AGREEMENT (“Agreement”) dated as of September 22,, 2008, among PLATINUM RESEARCH, INC., a Delaware corporation (the “Company”), and the INVESTORS of the Company listed on Schedule I hereto, and their permitted assigns (collectively, the “Investors”).

RECITALS:

A. The Company, Platinum Intellectual Property, L.P. (“PIP”), a Texas limited partnership, PRO Operations, L.P., a Texas limited partnership, and Seattle City Employees’ Retirement System, a single-employer defined-benefit public employee retirement system (“SCERS”, who is an “Investor”) are each a party to that certain Senior Secured Note Purchase Agreement dated as of December 3, 2004, as amended by that certain Omnibus Amendment, dated as of January 9, 2007, as further amended by that certain Second Omnibus Amendment, dated as of the date of this Agreement (the “Purchase Agreement”), and in connection therewith, the Company delivered that certain Senior Secured Note dated December 3, 2004 to SCERS and SCERS loaned the Company an aggregate principal amount of $6,000,000.

B. Each of the Company, PRO Operations and PIP have made a promissory note (the “New Note”), dated as of the date of this Agreement, to Alpina Lending, L.P. (the “New Lender”) pursuant to which the New Lender, on its own behalf and as agent for the individuals and entities identified in the New Note, has agreed to loan up to $1,500,000 principal amount to the Company, PRO Operations and PIP.

C. As a condition to the consummation of the transactions contemplated by the New Note, PIP, the Company and PRO Operations are required to amend certain provisions of the Purchase Agreement to, among other things, (i) make the Participation Payments convertible, at the option of SCERS, convertible into Common Stock of the Company and (ii) provide SCERS, pursuant to this Agreement, certain registration with respect to the Common Stock issued as Participation Payments.

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1	DEFINITIONS.

Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to them in the Purchase Agreement. The following capitalized terms used in this Agreement have the meanings ascribed to them below:

“Board” means the board of directors of the Company.

“Bylaws” means the Bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Certificate” means the Certificate of Incorporation of the Company, as amended and in effect at the time of determination, including any certificates of designations filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning1 ascribed to it in the Recitals.

“Company” has the meaning ascribed to it in the Caption and shall include any Subsidiary of the Company.

“Document(s)” means, individually or collectively, this Agreement, the Purchase Agreement and all other documents executed in connection with this transaction.

“Equity Incentive Plans” means any stock option, issuance, appreciation rights or other equity incentive plan for the independent directors, officers, and full time employees of, and consultants to, the Company which plan has been approved by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any court, administrative agency, commission or other governmental authority

“Information” has the meaning ascribed to it in Section 2.4(a)(ix).

“Inspectors” has the meaning ascribed to it in Section 2.4(a)(ix).

“Investors’ Counsel” has the meaning ascribed to such term in Section 2.4(a)(ii).

“Material Sale” means (i) the sale (in one or a series of related transactions) of all or substantially all of the Company’s assets to a Person or a group of Persons acting in concert (including, without limitation, the sale of a division of the Company or such assets of the Company that would materially change the nature or composition of the Company’s business lines), (ii) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of the Company, to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Company with or into another Person that is not an Affiliate of the Company, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company immediately prior to such transaction own less than a majority in voting power of the outstanding capital stock of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction; provided, however, that a debt or equity financing where (x) the Company is the surviving corporation and (y) individuals who served as members of the Board immediately prior to such financing constitute at least three-fourths (3/4) of the members of the Board (rounded up to the nearest whole number) after such financing, shall not be deemed a Material Sale. A sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Material Sale.

“Other Shares” means at any time those shares of Common Stock that do not constitute Primary Shares or Registrable Shares.

“Participation Payment” means those payments made to SCERS pursuant to the Purchase Agreement.

“Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or Common Stock held by the Company in its treasury.

“Prospectus” means the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock solely for cash pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition pursuant to Rule 145 of the Securities Act, an offering of securities issuable pursuant to an Equity Incentive Plan, a registration in which the only stock being registered is Common Stock issuable upon conversion of preferred stock or debt securities which are also being registered or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares hereunder.

“Public Sale” means any sale, occurring simultaneously with or after a Public Offering, of securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

“Purchase Agreement” has the meaning ascribed to it in the Recitals.

“Records” has the meaning ascribed to it in Section 2.4(a)(ix).

“Registrable Shares” means, at any time, (a) Common Stock issued or issuable upon conversion of one or more Participation Payments held, or hereafter acquired, by the Investors and their permitted assigns, (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described common stock. Notwithstanding the foregoing, Registrable Shares shall not include any securities sold by a Person to the public pursuant to a Registration Statement which has been declared effective, or Rule 144, in each case where the restrictive legends and transfer restrictions with respect to Common Stock are removed and the Common Stock in the hands of the purchaser is freely transferable without any restriction or registration under the Securities Act in any public or private transaction.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representative” of a Person shall be construed broadly and shall include such Person’s partners, officers, directors, employees, agents, counsel, accountants and other representatives.

“Requisite Investors” means those Investors who hold in the aggregate at least a majority of the outstanding Common Stock held by all Investors at the time of determination. In any situation where consent from or approval of the Requisite Investors is required, the Company may select the Investors constituting the Requisite Investors in its discretion and the requirement shall be deemed satisfied so long as the consent or approval is received from Investors who hold the requisite percentage of Common Stock called for herein. In such case the Company shall promptly provide notice of such consent or approval to each of the Investors.

“Rule 144” means Rule 144 and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Securities Act” means the Securities Act of 1933, as amended.

“Suspension Period” has the meaning ascribed to it in Sections 2.8.

“Transfer” of securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a Lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. “Transferor” means a Person engaging in a Transfer of securities, and “Transferee” means a Person acquiring securities through a Transfer.

1.2	RULES OF CONSTRUCTION.

The term this “Agreement” means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II

REGISTRATION RIGHTS

2.1	REQUIRED REGISTRATION.

(a) If at any time the Company shall be requested by the Requisite Investors to effect the registration under the Securities Act of Registrable Shares having an aggregate gross offering price (before underwriters discounts and commissions) of at least $500,000, it shall within ten (10) days give written notice to the other Investors of its requirement to so register such Registrable Shares (which notice shall specify the number of Registrable Shares proposed to be included in such registration and the intended method of distribution, which may be pursuant to a shelf registration) and, upon the written request, delivered to the Company within 30 days after delivery of any such notice by the Company, of such other Investors to include in such registration Registrable Shares of such Investors (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall, subject to Section 2.1(b) below, promptly use reasonable commercial efforts to effect such registration on an appropriate form (but not later than 150 days after the initial request by the Requisite Investors or 30 days after the Commission issues a no review letter), under the Securities Act of the Registrable Shares which the Company has been so requested to register. No securities held by a third party shall be included in a Registration Statement filed pursuant to this Section 2.1(a) without the consent of the Requisite Investors.

(b) A requested registration under Section 2.1(a) may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from the Requisite Investors.

2.2	PIGGYBACK REGISTRATION.

If the Company proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Investor of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 20 days after delivery of any such notice by the Company, of any such Investor to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration.

2.3	REGISTRATIONS ON FORM S-3.

(a) Anything contained in this Section 2.3 to the contrary notwithstanding, at such time as and for so long as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Requisite Investors shall have the right to request in writing an unlimited number of registrations on Form S-3, or such successor form, of Registrable Shares, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of, (ii) state the intended method of disposition of such Registrable Shares and (iii) relate to Registrable Shares having an aggregate gross offering price (before underwriting discounts and commissions) of at least $500,000, and upon receipt of such request, the Company shall use reasonable commercial efforts promptly to effect the registration under the Securities Act of the Registrable Shares so requested to be registered. Whenever the Company is required by this Section 2.3(a) to use reasonable commercial efforts to effect the registration of Registrable Shares, each of the procedures and requirements of Section 2.1 (including but not limited to the requirement that the Company notify all holders of Registrable Shares from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration.

(b) Anything contained in Section 2.3(a) to the contrary notwithstanding, the Company shall not be obligated to effect such registration if it is requested within six months after a registered offering of the Company in which the Investors were given the opportunity to participate.

2.4	PREPARATION AND FILING.

(a) If and whenever the Company is under an obligation pursuant to the provisions of this Article II to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(i) With respect to registrations pursuant to Sections 2.1, 2.2 and 2.3, use reasonable commercial efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities, covered by such Registration Statement, as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144 (the “Registration Period”);

(ii) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by, in the case of a Registration initiated pursuant to Section 2.1(a) or 2.3, the Requisite Investors (the “Investors’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least the period set forth in Section 2.4(a)(i) or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(iv) notify the Investors’ Counsel promptly in writing (A) of any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose (and the Company shall use reasonable commercial efforts to prevent the issuance thereof or, if issued, to obtain its withdrawal) and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use reasonable commercial efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller;

(vi) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(vii) use reasonable commercial efforts to cause such Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(viii) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 2.4(a) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be used by such seller or such Inspector for any purpose other than exercise of such due diligence responsibility and shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public or (D) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(x) use reasonable commercial efforts to obtain from its independent certified public accountants a “cold comfort” letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xi) use reasonable commercial efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Investors selling Registrable Shares in such registration);

(xii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(xiii) issue to any underwriter to which any seller of Registrable Shares may sell securities in such offering certificates evidencing such Registrable Shares;

(xiv) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(xv) otherwise use reasonable commercial efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

(xvi) use reasonable commercial efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

(b) Each holder of Registrable Shares that sells Registrable Shares pursuant to a registration under this Agreement agrees that during such time as such seller may be engaged in a distribution of the Registrable Shares, such seller shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (ii) distribute the Registrable Shares under the Registration Statement solely in the manner described in the Registration Statement; and (iii) cease distribution of such Registrable Shares pursuant to such Registration Statement upon receipt of written notice from the Company that the prospectus covering the Registrable Shares contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

2.5	EXPENSES.

All expenses incurred by the Company in complying with Section 2.4, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of the Investors’ Counsel, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and all fees and expenses of counsel for the seller or sellers other than the Investors’ Counsel, shall not be borne by the Company but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by such seller or sellers.

2.6	INDEMNIFICATION.

(a) To the maximum extent permitted by law, in connection with any registration of any Registrable Shares under the Securities Act pursuant to this Article II, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall promptly reimburse such seller, such underwriter, such broker, such controlling Person or such Representatives for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus had been timely made available to such Indemnified Person and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b) To the maximum extent permitted by law, in connection with any registration of Registrable Shares under the Securities Act pursuant to this Article II, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the paragraph (a) of this Section 2.6) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on their behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the obligation to indemnify will be several, not joint and several, among the sellers of Registrable Shares, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited, in the case of each seller of Registrable Shares, to an amount equal to the proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 2.6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel (plus appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.6. Notwithstanding the foregoing, the indemnity agreement set forth in Section 2.6(a) shall not apply to amounts paid in settlement if such settlement is effected without the written consent of the indemnifying party (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The indemnification and contribution provided for under this Article II will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of securities.

(f) The indemnification required by this Section 2.6 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

2.7	UNDERWRITING AGREEMENT.

(a) Notwithstanding the provisions of Sections 2.4 and 2.6, to the extent that the sellers of Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such sections of this Article II, the provisions contained in such sections of this Article II addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b) If any registration pursuant to Section 2.1 or 2.3 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

(c) No holder of Registrable Shares may participate in any registration hereunder that is underwritten unless such holder agrees (i) to sell such holder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company and the Investors holding a majority of the Registrable Shares to be included in such registration and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such holder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.8	SUSPENSION.

Anything contained in this Article II to the contrary notwithstanding, the Company may (not more than once with respect to each registration), by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the “Suspension Period”), the use of any Prospectus included in a Registration Statement filed under Section 2.1, 2.2 or 2.3 if a Material Sale exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

2.9	INFORMATION BY HOLDER.

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II.

2.10	EXCHANGE ACT COMPLIANCE.

The Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission, which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each holder of Registrable Shares in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

2.11	NO CONFLICT OF RIGHTS.

The Company represents and warrants to the Investors that the registration rights granted to the Investors hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby, without the prior consent of the Requisite Investors. In any underwritten public offering, the managing underwriter shall be a nationally recognized investment banking firm selected by the Company, and reasonably acceptable to the Requisite Investors.

2.12	TRANSFER OF REGISTRATION RIGHTS.

The registration rights provided in this Article II may be Transferred by any Investor to (i) any principal, officer, or retired or principal officer of an Investor, (ii) to an Affiliate of an Investor, or (iii) to any Transferee of at least 100,000 shares of Common Stock held by such Investor, in each case so long as the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Transferee and the securities with respect to which such registration rights are being assigned.

2.13	TERMINATION.

This Article II shall terminate and be of no further force or effect, as to any Investor, upon such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all such Investor’s Registrable Shares in a single transaction without regard to volume limitations; provided, however, that Sections 2.5 and 2.6 shall survive the termination of this Article II.

ARTICLE III

SECURITIES LAW COMPLIANCE; LEGENDS

3.1	RESTRICTION ON TRANSFER.

(a) Except for Transfers that constitute Public Sales and Transfers to Affiliates, no Investor shall Transfer any Registrable Shares to a Person not already a party to this Agreement, unless and until such Person executes and delivers to the Company a joinder agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as an Investor hereunder. No Person who acquires Common Stock in a Public Sale shall be required to execute a joinder agreement.

(b) In addition to any other restrictions on the Transfer of any securities contained in this Agreement, the Investors shall not Transfer any Registrable Shares except in compliance with the conditions specified in this Article III.

3.2	RESTRICTIVE LEGENDS.

(a) Each certificate evidencing Registrable Shares and each certificate issued in exchange for or upon the Transfer of any Registrable Shares (if such shares remain Registrable Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF SEPTEMBER 22, 2008, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. THE TERMS OF SUCH REGISTRATION RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) The Company shall imprint such legends on certificates evidencing shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares that cease to be Registrable Shares in accordance with the terms of this Agreement.

ARTICLE IV

AMENDMENT AND WAIVERS

4.1	AMENDMENT.

Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (i) the Company and (ii) the Requisite Investors; provided, however, that (A) any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Investor, in its capacity as an Investor, without similarly affecting the rights hereunder of all Investors, shall not be effective as to such Investor without such Investor’s prior written consent (B) Schedule I to this Agreement shall be deemed to be automatically amended from time to time to reflect Transfers of Common Stock made in accordance with the terms of this Agreement, without requiring the consent of any party, and the Company will, from time to time, distribute to the Investors a revised Schedule I to reflect any such changes.

4.2	WAIVERS; EXTENSIONS.

No course of dealing between the Company and the Investors (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE V

TERMINATION

The provisions of this Agreement, except as otherwise expressly provided herein, shall terminate upon the approval of such termination by (i) the Company and (ii) the Requisite Investors. Anything contained herein to the contrary notwithstanding, as to any particular Investor, this Agreement shall no longer be binding or of further force or effect as to such Investor, except as otherwise expressly provided herein, as of the date such Investor has Transferred all of such Investor’s interest in the Company’s securities and the Transferees of such securities have, if required by Section 3.1(a) hereof, executed joinder agreements.

ARTICLE VI

MISCELLANEOUS

6.1	SEVERABILITY.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.2	ENTIRE AGREEMENT.

This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way. Other than this Agreement, the other Documents and the other agreements referred to herein and therein to be executed and delivered in connection herewith and therewith, there are no other agreements continuing in effect relating to the subject matter hereof.

6.3	INDEPENDENCE OF AGREEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

6.4	SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investors and any subsequent holders of Registrable Shares and the respective successors and assigns of each of them, so long as they hold Registrable Shares. This Agreement is not intended to create any third party beneficiaries.

6.5	COUNTERPARTS; FACSIMILE SIGNATURES.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

6.6	REMEDIES.

(a) Each Investor shall have all rights and remedies reserved for such Investor pursuant to this Agreement and all of the rights that such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any Person also party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement or in the Certificate or Bylaws and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

6.7	NOTICES.

All notices or other communications which are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered or sent by telecopier, (b) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (c) sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(i) if to the Company, to:

 Platinum Research Organization, Inc.

 2777 Stemmons Freeway, Suite 1440

 Dallas, Texas 75207

 Telephone 214-271-9503

 Fax 214-271-9504

 Attention: Chief Executive Officer

(ii) if to an Investor, to him, her or it at the address set forth on Schedule I attached hereto; or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the first Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

6.8	GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Washington, without giving effect to any choice or conflict of law provision or rule (whether in the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington. In furtherance of the foregoing, the internal law of the State of Washington will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Notwithstanding the foregoing provisions of this Section 6.10, those provisions of this Agreement that relate to the internal governance of the Company and are required by Delaware corporate law to be governed by such, shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

(b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

6.9	FURTHER ASSURANCES.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

6.10	CONFLICTING AGREEMENTS.

No Investor shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Investors or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of securities in a manner which is inconsistent with this Agreement.

6.11	NO THIRD PARTY RELIANCE.

Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Investors to enter into this Agreement and the other Documents (and the Company acknowledges that the Investors have expressly relied thereon) and (b) are solely for the benefit of the Investors. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Investors, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investors or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Investor Rights Agreement as of the date first written above.

COMPANY:

PLATINUM RESEARCH ORGANIZATION, INC.

By:	/s/ John T. “Cork” Jaeger, Jr.
Name:	John T. “Cork” Jaeger, Jr.
Title:	Chief Executive Officer

SEATTLE CITY EMPLOYEES’ RETIREMENT SYSTEM

By:	/s/ Cecelia Carter
Name:	Cecelia Carter
Title:	Executive Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SCHEDULE I

INVESTORS

NAME AND ADDRESS

Seattle City Employees’ Retirement System

720 Third Avenue, Suite 1000 (10th Floor)

Seattle, WA 98104-1829

Attention: Cecelia M. Carter, Executive Director

with a copy to:

Summit Law Group, PLLC

315 5th Ave. S., Suite 1000

Seattle, WA 98104-2682

Phone: (206) 676-7106

Fax: (206) 676-7107

Attention: Charles P. Carter, Esq.